UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On May 30, 2013, Westmoreland Resources, Inc., or WRI, a subsidiary of Westmoreland Coal Company, amended certain documents pertaining to a series of transactions that were originally entered into in October 2008 in order to enable WRI to take advantage of available tax credits (the Indian Coal Production Tax Credits, or Credits) which it had not been able to fully utilize. The Credits are provided under Section 45(e) of the Internal Revenue Code to producers of Indian coal from facilities placed in-service by January 1, 2009, if such coal is sold to unrelated parties. WRI's Absaloka Mine operates under a coal mineral lease with the Crow Tribe of Indians in Montana. To more fully realize the value of the Credits, Absaloka Coal, LLC, a subsidiary of WRI, sold a membership interest to a large East Coast financial institution, or Investor.

WRI, various affiliated entities and the Investor entered into an amendment to the Contract Mining Agreement, the Fixed Payment Note, the Sublease with the Crow Tribe of Indians, and the Sales Agency Agreement. The purpose of the amendments was to modify the contract mining fee mark up and the contingency adjustment, to change the per ton amount that Absaloka Coal, LLC pays Westmoreland Coal Sales Company and to extend the term of the transactions with the Investor to December 31, 2013.

A copy of the amended form of Fixed Payment is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of this agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the Exhibit attached hereto.

Item 9.01.   Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description

10.1	First Amendment to Fixed Payment Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: May 31, 2013	By:	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Fixed Payment Note

4